INCENTIVE STOCK OPTION AGREEMENT, made as of the 21st day of July, 1995 between Primedex Health Systems, Inc. (the "Company") and Steven R. Hirschtick, an employee of the Company (the "Optionee").

     NOW, THEREFORE, the Company and the Optionee by his acceptance of the grant of this Incentive Stock option ("ISO") agree as follows:

     1.  Grant of Option.

     The Company hereby grants to the Optionee as a separate inducement and agreement in connection with his employment by the Company and not in lieu of any salary or other remuneration for services, an ISO to purchase on the terms and conditions hereinafter set forth and subject to the provisions of the Company's Incentive Stock Option Plan (the "Plan"), the provisions and definitions of which are hereby incorporated by reference herein, all or any part of an aggregate of 400,000 shares of Common Stock of the Company (either unissued or treasury), $.01 par value (the "Shares" or the "Common Stock").

     2.  Term of Option.

     The ISO granted hereunder shall, notwithstanding anything to the contrary contained herein or in the Plan, expire no later than July 21, 2000 (the "Termination Date").

     3.  Termination of Employment.

     Upon termination of employment of the Optionee with the Company and all subsidiary corporations and parent corporations, any ISO previously granted to the Optionee shall, to the extent not theretofore exercised, terminate and become null and void, except that:

     (a) if the Optionee shall die, or become totally and permanently disabled (as described in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended from time to time-the "Code"), while in the employ of the Company or any such corporation at a time when the Optionee was entitled to exercise the ISO as herein provided, in case of death the legal representative of the Optionee, or such person who acquired the ISO by bequest or inheritance or by reason of death of the Optionee, or in the case of total and permanent disability the Optionee, may, not later than one (1) year from the date of death or total and permanent disability, exercise the ISO in respect of any or all of the total number of shares of Common Stock as shall have been subject to the ISO and as shall not have been previously purchased by the Optionee; and

     (b) if the employment of the Optionee to whom such ISO shall have been granted shall terminate by reason of the Optionee's retirement (at such age or upon such conditions as shall be specified by the Committee or by the Board of Directors) or dismissal by the Company other than for cause (as defined below), and while the Optionee is entitled to exercise the ISO as herein provided, the Optionee shall have the right to exercise the ISO granted hereunder, to the extent of the number of shares of Common Stock subject to the ISO which were purchasable by him at the date of termination of his employment, at any time up to and including three (3) months after the date of such termination of employment.

     If the Optionee voluntarily terminates his employment, or is discharged for cause, the ISO granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

     If the ISO granted hereunder shall be exercised by the legal representative of a deceased optionee or former Optionee, or by a person who acquired the ISO granted hereunder by bequest or inheritance or by reason of the death of the Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise the ISO.

     For the purpose of this Agreement, "for cause" shall mean, as determined by the Committee or the Board of Directors; (a) Optionee's conviction of, or a plea of nolo contendere or its equivalent with respect to, a felony involving fraud or dishonesty or any other crime for which a term of imprisonment in excess of one (1) year could be imposed; or (b) Optionee's material breach of any of the terms or conditions of an Employment Agreement in effect between the Optionee and the Company or a subsidiary corporation or parent corporation of the Company which material breach is not cured within ninety (90) days after receipt of written notice from such employee corporation to the Optionee.

     For the purpose of this Agreement, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on a leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of the ISO, the Optionee shall not be entitled to exercise the ISO during such period and while the employment relationship is treated as continuing intact unless the Optionee shall have obtained the prior written consent of such corporation, which consent shall be signed by the Chairman of the Board, the President, a senior vice-president or other duly authorized officer of such corporation.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of the Optionee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of the Optionee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

     4. Term of ISO; Limitations on the Right of Exercise.

     The Optionee may exercise the ISO in full for the aggregate number of shares of Common Stock subject to the ISO, but only after he has been an employee of the Company including any subsidiary corporation and parent corporation of the Company (during the time such entity was a subsidiary or parent of the Company) for a period of at least one (1) year (the "minimum employment").

     The ISO granted hereunder shall be exercisable during a period of five (5) years from the date of grant of the ISO.

     To the extent that the ISO is not exercised within the period of exercisability specified above, it shall expire as to the then unexercised part. If the ISO granted hereunder shall terminate prior to the Termination Date, the Committee or the Board of Directors shall have the right to use the Common Stock as to which such ISO shall not have been exercised to grant one or more additional ISO's to any eligible employee under the Plan.

     In no event shall the ISO granted hereunder be exercised for a fraction of a share.

     5.  Nontransferability.

     The ISO granted hereunder shall not be transferable otherwise than by will or the laws of descent and distribution, arid shall be exercisable, during the lifetime of the holder, only by such holder, or, if the holder is incompetent, then by a committee of his person and property or by his other legal representative who has been judicially appointed as such.

     6.  Purchase Price and Payment.

     (a) The price for each share of Common Stock purchasable under the ISO granted hereunder shall be $.125.

     The Company shall cause stock certificates representing tie shares of Common Stock purchased under the ISO granted hereby to be issued only when it shall have received the full purchase price for the Common Stock in cash, by certified check or bank draft.

     Upon the exercise of the ISO granted hereunder and upon payment of the purchase price therefor, a certificate or certificates for the shares of Common Stock as to which the ISO has been exercised shall be issued by the Company in the name of the person exercising the ISO and shall be delivered to or upon the order of such person or persons.

     The Company may endorse such legend or legends upon the certificates of shares of Common Stock issued upon exercise of the ISO granted hereunder, and the Committee or the Board of Directors may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Common Stock, as the Committee or the Board of Directors, in its discretion, determines to be necessary or appropriate (i) to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) to implement the provisions of any agreement between the Company and the Optionee with respect to such shares of Common Stock.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of the shares of Common Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act of 1933, which fees and expenses shall be borne by the recipient of the shares of Common Stock unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the shares of Common Stock shall bear only such fees and expenses as are attributable solely to the inclusion of such shares of Common Stock in the Registration Statement.

     Anything to the contrary herein contained notwithstanding, the Company agrees on an annual basis commencing at such time as its audited financial statements are available for the fiscal year ending October 31, 1995, at its sole expense, to file a Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission and to file any necessary amendments thereto through July 21, 2000 and while this ISO is outstanding in whole or in part or any of the shares of Common Stock purchased upon exercise thereof are beneficially owned by the Optionee and may not otherwise be sold publicly (including sales pursuant to Rule 144), and to use its best efforts to obtain effectiveness thereof so as to permit public offer and sale of the shares of Common Stock underlying this ISO.

     All shares of Common Stock issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     (b) Anti-Dilution. The ISO granted pursuant to this agreement shall continue notwithstanding any change or exchange of the shares of Common Stock into or for a different number and/or kind of common shares of the Company or of a corporation or other entity which succeeds to the business of the Company or becomes its parent or subsidiary, whether or not such change or exchange results from a recapitalization, stock split, split-up, split-off, combination of shares, exchange of shares, issuance of rights to subscribe, change in capital structure, reorganization, corporate merger, consolidation or separation, stock dividends or liquidation, provided however, that the ISO, if still outstanding, shall terminate if and when the business conducted by the Company (or any successor to the Company) is substantially terminated or dissolved upon its liquidation. In the event of such a change or exchange, an appropriate adjustment shall be made in the number and/or kind of shares subject to option and/or in their per-share option price, and that in the event of a transaction to which Section 424(a) of the Internal Revenue Code (or successor provision of law) is applicable, the foregoing shall be accomplished thereunder by assumption of the ISO or by the substitution of another incentive stock option. In no case shall the making of any change, exchange, substitution or assumption or related adjustment give the Optionee additional benefits which he did not have under the old option, and the excess of the aggregate fair market value of the shares subject to the Option immediately after any such change, exchange, substitution and/or adjustment shall not be greater than such excess of the fair market value of the Common Stock subject to the ISO immediately before. Adjustment of the number of shares subject to the ISO shall not make the ISO become exercisable as to a fractional share. Subject to the foregoing limitations, the terms of any such adjustment shall be determined by the Committee or the Board of Directors and such determination made in good faith shall be final, provided that if pursuant to said Section 424(a) another corporation or other successor assumes the ISO or substitutes another option, its determination of the terms made in good faith shall be final.

     7.  Method of-Exercise.

     The ISO shall be exercisable only by delivery of written notice to the Secretary of the Company at the Company's offices in Los Angeles, California, prior to the expiration of the ISO as specified in paragraphs 2 and 3 hereof. Such notice shall state the election to exercise the ISO, and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising such ISO. The date the Company receives written notice shall be the exercise date. In the event the ISO shall be exercised pursuant to the provisions of paragraph 3 hereof by a person or persons other than the Optionee, such notice shall be accompanied by proof satisfactory to the Company of the right of such person or persons to exercise the ISO. The Company shall issue and deliver, upon receipt of notice and payment in full of the purchase price for the Shares as to which the ISO is being exercised, a certificate or certificates representing such number of shares to which the Optionee is entitled to receive under the Plan.

     8.  Miscellaneous.

     (a) The Optionee shall not sell, assign, transfer, pledge, encumber or otherwise dispose of this ISO. This ISO shall only be transferable pursuant to the laws of descent and distribution and therefore may only be exercised by the Optionee, or in the event of his death, by his executor, administrator, personal representative, heirs or legatees.

     (b) Any notice given pursuant to this Agreement by the Company or by the Optionee shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy, or mailed by certified or registered mail, return receipt requested:

     If to the Company

     Primedex Health Systems, Inc.
     1516 Cotner Avenue
     Los Angeles, California 90025
     Attention:  President

     If to the Optionee

     Steven R. Hirschtick
     6301 Vista del Mar
     Playa del Rey, California 90293

or to such other address as either party shall designate by written notice, similarly given, to the other party.

     (c) Subject to the restrictions on transfer included herein, all the covenants and provisions of this Agreement by or for the benefit of the Company or the Optionee shall bind and inure to the benefit of their respective successors and assigns hereunder.

     (d) The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), shall expressly assume the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     (e) All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive, except that, if a party hereto has or, with the exercise of due care would have, actual knowledge at the date hereof of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be deemed waived by such party if such party consummates the transactions contemplated by this Agreement.

     (f) This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

     (g) Nothing contained in this Agreement shall be construed to give to any person or corporation other than the Company and the Optionee any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Optionee.

     (h) Each of the parties acknowledges and agrees that in the event of any breach of this Agreement by it, the other party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the other party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the Central District of California, or, in the event said Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action. Each party consents to personal jurisdiction in any such action brought in the United States District Court for the Central District of California to service of process upon it in the manner set forth in Section 8(b) hereof.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the date and year first above written.

                                       PRIMEDEX HEALTH SYSTEMS, INC.


                                       By:  /s/ Howard Berger, M.D.
                              Howard Berger, M.D.,
                             Chief Financial Officer


                            /s/ Steven R. Hirschtick
                        Steven R. Hirschtick ("Optionee")